UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 19, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 19, 2008, Wherify Wireless, Inc. received a Notice of Default from Yorkville Advisors, LLC. The Notice of Default related to Convertible Debentures (the “Debentures”) entered into on March 10, 2006 and March 14, 2006, and subsequent amendments thereto between Wherify and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.). The notice was triggered by Wherify’s failure to pay the most recent payments on the Debentures when due. As of May 14, 2008, the Debentures had the following outstanding amounts due:

Debenture Description	Principal Outstanding	Accrued and Unpaid Interest
Secured Convertible Debenture (no. CCP-1) issued on March 10, 2006 in the original principal amount of $2,500,000	$2,276,125.00	$305,708.42
Secured Convertible Debenture (no. CCP-2) issued on March 14, 2006 in the original principal amount of $2,600,000	$2,500,000.00	$408,972.60

On May 19, 2008, Wherify Wireless, Inc. entered into a Forbearance Agreement with Yorkville Advisors, LLC, who agreed to forbear from exercising its rights and remedies under the Debentures arising out of existing defaults, pending efforts by Wherify to complete a number of initiatives contemplated in the Forbearance Agreement including, without limitation, (i) the restructuring of its unsecured creditors and (ii) a proposed Reverse Merger of a target company into Wherify the “Proposed Reverse Merger.”

Pursuant to the Forbearance Agreement Wherify has agreed to achieve the following during the forbearance period in connection with these initiatives:

(A) On or before May 30, 2008, Wherify shall have signed a letter of intent in connection with the Proposed Reverse Merger and will have an interim Bridge Loan in place in an amount estimated to be sufficient for Wherify to operate during the Forbearance Period.

(B) On or before June 30, 2008, Wherify shall have taken all steps necessary to commence the Recapitalization Financing required to close the Proposed Reverse Merger and satisfy its restructured obligations to YA Global and its unsecured creditors.

(C) Complete all required agreements necessary to complete the transactions contemplated in the Forbearance Agreement, including the Proposed Reverse Merger, in a manner that is acceptable to YA Global, on or before September 30, 2008, which is the outside date of expiration of the Forbearance Agreement.

If the above deadlines are not met, the forbearance period may be terminated.

YA Global also agreed that during the Forbearance Period it would not sell Common Stock from any conversions under the Debentures for a price of less than $0.12 per share, and it would not in any one month sell shares of Wherify Common Stock with an aggregate value in excess of $75,000.00 unless the sales price relating to such sales were in excess of $0.18 per share.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: May 22, 2008	By:	/s/ Vincent D. Sheeran
Name: Vincent D. Sheeran
Title: Chief Executive Officer